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                                                                EXHIBIT 10-1




                       STOCK PURCHASE AND RESALE AGREEMENT


     This Agreement is made this 24th day of May, 1983 between TRUS JOIST CORPORATION, a Nevada corporation (the Company) and HAROLD E. THOMAS, PHYLLIS S. THOMAS, ARTHUR L. TROUTNER and KATHERINE TROUTNER, all of Boise, Idaho (collectively the Shareholders and individually a Shareholder).

                                R E C I T A L S:

     The Shareholders are the owners of a substantial number of shares (the Stock) of the common stock of the Company.

     Upon the death of each Shareholder, a substantial portio of the Stock owned by such deceased Shareholder will have to be sold to provide cash for the payment of death taxes.

     The Company's shares are presently traded in the over-the-counter market as reported by the national Association of Security Dealers Automated Quotations (NASDAQ).

     The trading market for the Company's shares is such that it is doubtful whether a substantial portion of a Shareholder's Stock could be sold without adverse impact on the market other than over a period of time at a possible substantial discount from normal market price.

     It is in the best interests of the Company and its shareholders that a normal trading market for Stock of the Company continues to exist and that none of the Stock becomes owned by persons whose interests may be inimical to those of the Company in conducting its business, including the necessity, from time to time, of arranging Company financing.

     It is in the best interest of the Shareholders and the Company to enter into this Agreement providing for the purchase and sale of the Stock upon the following terms in the event of the death of a Shareholder.

     1. COMPANY'S OBLIGATION TO PURCHASE. Upon the death of a Shareholder, the Personal Representative of the estate of such Shareholder (the Personal Representative) shall sell and the Company shall purchase or arrange for the purchase of one-half (if not divisible by two, rounded up the next full share) of the total number of shares of Stock owned, as hereafter defined, by such Shareholder at the date of death.


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     2.  OPTION OF THE COMPANY TO PURCHASE ADDITIONAL STOCK.  In addition to the shares which the Company or its assignee shall be required to purchase and the Personal Representative shall be required to sell as provided in paragraph 1, the Company or its assignee shall have the option to purchase all or any part of the remaining Stock owned, as hereafter defined, by such Shareholder at the date of death.

     3. EXCEPTION OT OBLIGATIONS AND RIGHTS TO PURCHASE AND SELL. Notwithstanding paragraphs 1 and 2 above, neither the Company nor the Shareholders shall have any obligation or right to purchase or sell any of the Stock by reason of the death of a Shareholder if, on the date of death, the deceased Shareholder was married to another Shareholder named as a party to the Agreement, unless by the terms of such deceased Shareholder's will, he or she is deemed to have died simultaneously with his or her spouse.

     4. OWNERSHIP OF STOCK BY A DECEASED SHAREHOLDER. For the purpose of this Agreement, Stock owned by a Shareholder at date of death shall include Stock owned of record by such eceased Shareholder and any Stock which may be acquired by the Personal Representative within 60 days under any stock purchase right existing at such date, and all other Stock required to be included in the gross taxable estate of such deceased Shareholder for the purposes of the federal estate tax. The Company may rely upon the certification of the Personal Representative as to the Stock, other than those held of record by the deceased Shareholder, which will be included in the deceased Shareholder's gross taxable estate for federal estate tax purposes. If any other person, organization or fiduciary is the legal owner of shares of Stock deemed owned by a deceased Shareholder for purposes of this Agreement and shall refuse to sell any of such shares as provided in this Agreement, neither the Company nor any Shareholder shall have any liability to any person or to each other arising from such refusal.

     5.  TIME OF PURCHASE AND EXERCISE OF OPTION.

     (a) The Company shall commit to the purchase the Stock of a deceased Shareholder which it or its assignee is required to purchase under paragraph 1 and shall determine the extent to which the option referred to in paragraph 2 will be exercised within the 60 day period immediately following the date of written notification from the Personal Representative of such Shareholder of the death of such Shareholder. If the Company shall receive no such notification but shall otherwise learn of the death of the Shareholder, such 60 day period shall commence with the date of written notice from the Company to the Personal Representative that the 60 day period has commenced to run.

     (b) On or before the expiration of such 60 day period, the Company shall by written notice advise the Personal



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Representative whether it is purchasing the shares referred to in paragraph 1 above directly or arranging for such purchase by a third party or parties, and with respect to additional shares owned by the deceased Shareholder for purposes of this Agreement whether it elects to purchase or arrange for the purchase of all or part of such shares under its option provided in paragraph 2 above. The Company shall have a period of an additional 120 days following the expiration of such 60 day period to complete the purchase specified in the notice. The notice may specify the date of purchase to be any specific date within the period from the notice of exercise to the end of such 120 day period. The purchase price for such Stock shall be paid on or before the expiration of such 120 day period to the Personal Representative, or to the person or persons designated by such Personal Representative to receive payment.

     6.  PURCHASE PRICE.

     (a) The purchase price for all of the Stock purchased by the Company hereunder, whether pursuant to the obligation to purchase under paragraph 1 or upon exercise of the option of the Company described in paragraph 2, shall be the average of the closing bid prices of the common stock of the Company as reported by NASDAQ for the 10 trading days immediately preceding and including the 60th day of the 60 day period specified in paragraph 5. If the 60th day shall not fall upon a business day in which trading in the common stock of the Company occurs, the closing bid price shall be determined based on the average of the bid prices for the 10 trading days immediately preceding the 60th day of the 60 day period. If prices for the Company's shares are not quoted on NASDAQ, the price shall be the average of the closing bid prices for such 10 trading days as quoted by all of the securities dealers making a market in such stock, unless such shares are listed on any recognized securities exchange in which case the price shall be the average of the closing prices for such 10 trading days.

     (b) If there is no established market for the Company's shares on such date, the Company and the Personal Representative shall mutually agree on a price, or, if they cannot agree, will submit the issue of price to binding arbitration, each selecting an arbitrator, the two arbitrators to select a third arbitrator with the decision as to price being made by majority vote of the three arbitrators so selected. In determining the value of the Stock, the arbitrators shall value the Stock owned of record by the Shareholder at death at its fair market value as a block, with appropriate discounts or premiums applied based upon the size of such block and the distribution of Company ownership at such time. The arbitrators shall consider as the primary factors in arriving at such value the earnings of the Company during the preceding 12 months, the price obtained i any arms length sales of the Company's Stock in the preceding 12 months, the then present book value per share of the Company's



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Stock, the Company's dividend policy and the liquidity of the Company.  Such value, once determined by the arbitrators, shall be applied on a per share basis to all Stock purchased pursuant to this Agreement.

     (c) If all or any part of the purchase is to be made by a third party or parties, the purchase price for the Stock purchased by the third party or parties hereunder shall be the fair value for the shares being purchased as determined by the Company in its sole discretion provided such price shall be not less than 90% of the average of such bid prices or closing prices for the 10 trading days immediately preceding closing and not more than the average of such bid prices for such 10 trading days. In the event of any such third party purchase, the Company may, but shall not be required, to retain an investment banking firm to place the sale with a buyer or buyers acceptable to the Company. Such firm will be paid a commission based on the gross proceeds at competitive industry rates. In the event of any purchase by a third party or parties, the proceeds to be paid to the Personal Representative shall be the net proceeds after paying one-half (50%) of any commission, discounts or costs associated with such sale.

     7. PERFORMANCE OF THE COMPANY'S OBLIGATION TO PURCHASE. The sole obligation of the Company to the Personal Representative shall be to provide such Personal Representative, or the person or persons designated by such Personal Representative funds equal to the amount of the purchase price for the Stock purchased. The Company shall have absolute discretion to purchase the Stock for its own account or to arrange for purchase of all or part of the Stock by any other person, persons or organization, including the option to arrange for a public sale of such shares and for that purpose shall have the right to assign all or any portion of its rights and obligations to purchase. The Company shall have no obligation or liability to the Shareholder or the Personal Representative as to the net proceeds received from a sale to a third party or parties provided that the sale price, as supplemented if necessary by the Company to reach the minimum price, is within the rage specified in paragraph 6(c).

     8. CLOSING. On the date which the purchase price for the Stock of a deceased Shareholder is to be paid, a Closing will he held at the office of the Company in Boise, Idaho. At the Closing the Company will provide a certified or cashier's check in the amount of the purchase price payable to the seller of the Stock. Such check shall be delivered to the Personal Representative, or the person or persons designated by such Personal Representative, against delivery to the Company, or any assignee, of certificates for the Stock to be purchased, duly endorsed for transfer and accompanied by all documents required to effect a transfer thereof.


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     9.  RIGHT OF REFUSAL.  During the lifetime of the Shareholders, the Company shall have the following right of refusal with respect to transfers of Stock held by any Shareholder:

     (a) Except as provided in subsection (h) below, before there can be a valid sale, assignment, exchange, gift, attachment or other transfer, voluntary or involuntary, or any agreement to effect the same (collectively referred to for purposes of this paragraph as a "transfer") of any of the Stock held by a Shareholder, the Shareholder shall first give notice in writing to the Secretary of the Corporation of the intention to transfer the shares. The notice shall specify the number of shares to be transferred, the name and address of the proposed transferee, and the terms, including price, upon which the proposed transfer is to be made. The Company may thereupon elect, at any time within 30 days of receipt of such notice, to purchase all of the shares specified in the notice on the terms and for the price therein specified.

     (b) If the Corporation elects to purchase such shares, it shall send notice of exercise of its right to purchase within the prescribed time period to the Shareholder at the address specified in the Notices section of this Agreement. A closing for such purchase shall occur within 90 days from the notice of exercise at the place and in the manner specified for Closing under this Agreement, except that the Shareholder shall take the place of the Personal Representative, with the exact date of closing to be specified in the notice of exercise.

     (c) If the Company does not exercise its purchase right as provided in (a) above, the Shareholder may dispose of all of the shares referred to in the notice at any time within the 60 day period following expiration of the original 30 day notice period, after which 60 day period the restriction on transfer shall again apply with a new notice required prior to any transfer. Provided, however, that no transfer shall be made at a lower price or on terms more favorable to the proposed purchaser or transferee than those specified in the notice.

     (d) The transfers to which the above-described right of refusal applies includes any attempted transfer by way of execution, attachment or similar process and any other involuntary transfers.

     (e) Any transfer, or purported transfer, of the shares of Stock other than a transfer permitted under sub-paragraph (h) below shall be null and void unless the terms, conditions and provisions of this paragraph are strictly complied with.

     (f) Appropriate instructions shall be lodged with the Company's transfer agent with respect to the restrictions applicable under this Agreement, and the certificates for all


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shares of Stock, including certificates now held by the Shareholders which shall be delivered to the Company for such purpose, shall bear the following legend:

     THE STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT ENTERED INTO BETWEEN THE HOLDER AND THE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

     (g) The Company's right of refusal hereunder is assignable by the Company to any third party or parties selected by it.

     (h) The right of refusal provided for in this paragraph 9 shall not be applicable to the following transfers:

     (i) Inter vivos transfers made without consideration to members of a Shareholder's immediate family (spouse and children) or to the spouse and children of such immediate family members, or transfers to a trust the beneficiaries of which are such immediate family members or their spouse and children, provided that if total shares transferred from the Shareholder to any such transferee during the five year period preceding the proposed transfer exceed in the aggregate 1% of the shares of the Company's common stock then outstanding, then the restrictions of this paragraph 9 shall apply to the shares then being transferred to the transferee;

     (ii) Transfers to charitable organizations specified in Section 501(c) of the Internal Revenue Code, provided that if the transfer exceeds 1% of the Company's common stock then outstanding then the restrictions of this paragraph 9 shall apply to the transferee;

     (iii) Transfers in which the total number of shares to be transferred to the proposed transferee, together with all shares previously transferred to such transferee or its affiliates during the preceding five year period, represent less than 1% of the Company's common stock then outstanding; and

     (iv) Transfers pursuant to Rule 144 of the Securities and Exchange Commission.

     10. AGREEMENT WITH RESPECT TO A DECEASED SHAREHOLDER. This Agreement is between the Company and the Shareholders and each of them. The Company and the Personal Representative shall


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have the right to enter into a separate agreement with respect to time and manner of payment or otherwise relating to the performance of such parties, other than an agreement providing for a higher purchase price, without affecting the rights and obligations of the Company and the other Shareholders.

     11. COMPLIANCE WITH RULES AND REGULATIONS. The implementation of this Agreement shall be subject to compliance by the Company and the Shareholders with such rules and regulations applicable to the Company and the trading of its shares as may be in effect from time to time and applicable to the contemplated transactions, as determined by counsel to the Company. The obligation of the Company to purchase Stock for its own account hereunder is subject to the availability of a legal source of funds for such repurchase.

     12. NOTICES. Notices under this Agreement shall be sent by certified mail, return receipt requested, to the parties at the following addresses:

     If to the Company:                 Trus Joist Corporation
                                        9777 West Chinden Blvd.
                                        Boise, Idaho  83704
                                        Attn:  President

     If to any Shareholder:             To the last address of
                                        record as reflected in
                                        the Company's stockholder
                                        records.

     IN WITNESS WHEREOF, the Company and the Shareholders have executed this Agreement the day and year first above written.

     COMPANY                             SHARHOLDERS

TRUS JOIST CORPORATION



By  /s/ Walter C. Minnick               /s/ Harold E. Thomas
   ----------------------               ------------------------
Its     President                          Harold E. Thomas
   ----------------------

                                        /s/ Phyllis S. Thomas
                                        ------------------------
                                        Phyllis S. Thomas


                                        /s/ Arthur L. Troutner
                                        ------------------------
                                           Arthur L. Troutner


                                        /s/ Katherine Troutner
                                        ------------------------
                                           Katherine Troutner




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